UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

Kidpik Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41032	81-3640708
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Park Avenue South, 3rd Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 399-2323

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIKM	None(1)

(1) On December 20, 2024, Kidpik Corp. (the “Company”) received written notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that Nasdaq had determined that the Company’s common stock would be delisted from Nasdaq. On December 26, 2024, the Company’s common stock was suspended from trading and began trading on the OTC Pink Market under the symbol “PIKM.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On January 6, 2025, Nina Footwear Corp., a Delaware corporation (“Nina Footwear”), terminated the Agreement and Plan of Merger and Reorganization (as amended, the “Merger Agreement”), originally entered into on March 29, 2024, by and among Kidpik Corp. (the “Company”, “we” and “us”), Nina Footwear and Kidpik Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Kidpik (“Merger Sub”), which contemplated Merger Sub being merged with and into Nina Footwear, with Nina Footwear surviving as a wholly-owned subsidiary of Kidpik (the “Merger”), by delivering a notice of termination to the Company’s Strategy and Alternatives Committee (the “Termination Notice”).

Pursuant to the Merger Agreement, either party could terminate the Merger Agreement if the Merger was not consummated by December 31, 2024, subject to certain extension rights, and Nina Footwear could terminate the Merger Agreement if certain material adverse effects affecting the Company occurred. The Termination Notice provides for termination of the Merger Agreement due to the failure of the Merger to close by December 31, 2024, and Kidpik’s failure to meet the condition to closing of the Merger which required Kidpik’s common stock to be traded on Nasdaq at closing. The Company does not plan to challenge the termination of the Merger Agreement.

Upon termination of the Merger Agreement there was no termination fee or expense reimbursement payable by either party in connection with the termination.

The foregoing description of the Merger Agreement (as amended or modified from time to time) does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and its amendment, which are incorporated by reference herein as Exhibits 2.1 and 2.2.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by the Company in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission” or the “SEC”) on December 26, 2024, on December 20, 2024, the Company received notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq Hearings Panel (the “Panel”) had determined to delist the Company’s securities from Nasdaq based upon the Company’s non-compliance with Listing Rule 5550(b)(1), Nasdaq’s minimum shareholders’ equity rule (the “Equity Rule”). As a result of the Panel’s decision, Nasdaq suspended trading in the Company’s securities effective at the open of business on Thursday, December 26, 2024. Concurrent with the suspension of trading of its common stock on Nasdaq, the Company’s shares began trading on the OTC Markets’ “OTC Pink Market” tier under the symbol “PIKM.”

At the time of the filing of the December 26, 2024, Current Report on Form 8-K, the Company disclosed that it intended to appeal the Panel’s decision; however, as a result of the termination of the Merger Agreement, the Company determined that it would be unable to timely meet the Equity Rule and that such an appeal would likely be denied. As a result, on January 6, 2025, the Company determined to not move forward with the appeal.

The Nasdaq Listing and Hearing Review Council may, on its own motion, determine to review the Panel’s decision within 45 calendar days after the December 20, 2024, Nasdaq Delisting Notice. In connection with the Nasdaq Delisting Notice, Nasdaq will complete the delisting by filing a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities and Exchange Act of 1934 on Form 25 with the Commission after the applicable Nasdaq review and appeal periods have lapsed.

The Company’s common stock is currently quoted on the OTC Markets’ “OTC Pink Market” tier under the symbol “PIK”. The Company can provide no assurances that any broker-dealer will make a market in its common stock or that trading levels, liquidity, or quotation prices will be maintained. The Company also cautions its shareholders that trading on the “OTC Pink Market” may be subject to limited availability of information, reduced transparency, and greater volatility.

Item 8.01. Other Events.

With the delisting of the Company’s common stock from Nasdaq, the Company no longer meets the required conditions precedent to the sale of up to an additional $1,500,000 in convertible debentures which were expected to be sold for $1,350,000 pursuant to the terms of a May 31, 2024 Securities Purchase Agreement (the “SPA”) entered into with EF Hutton YA Fund, LP, as previously disclosed in the Current Report on Form 8-K filed by the Company with the Commission on June 5, 2024, and as a result, the Company no longer expects to sell any additional convertible debentures under the SPA.

Following the termination of the Merger and to the extent that that the Company has the financial means to do so, the Company may explore strategic alternatives focused on maximizing shareholder value including a potential sale of assets of the Company, a sale of the Company, another merger, liquidation or other strategic action, including a potential bankruptcy. There can be no assurance that the Company will have sufficient funds to explore strategic alternatives, that the exploration of strategic alternatives will result in any agreements or transactions, or that, if completed, any agreements or transactions will be successful or on attractive terms. The Company does not expect to disclose or provide an update concerning developments related to this process until the Company enters into definitive agreements or arrangements with respect to a transaction or otherwise determines that other disclosure is necessary or appropriate.

On January 8, 2025, the Company issued a press release announcing the termination of the Merger Agreement and decision not to move forward with the appeal of the Panel’s determination to delist the Company’s common stock from Nasdaq. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1#£	Agreement and Plan of Merger and Reorganization, dated March 29, 2024, by and among Kidpik Corp., Kidpik Merger Sub, Inc. and Nina Footwear Corp. (Filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 1, 2024, and incorporated herein by reference)
2.2	First Amendment to Agreement and Plan of Merger and Reorganization, dated July 2024, by and among Kidpik Corp., Kidpik Merger Sub, Inc. and Nina Footwear Corp. (Filed as Exhibit 2.2 to the Current Report on Form 8-K filed by the Company with the SEC on July 26, 2024, and incorporated herein by reference)
99.1*	Press Release dated January 8, 2025
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Commission upon request; provided, however that Kidpik Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

£ Certain personal information which would constitute an unwarranted invasion of personal privacy has been redacted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

Non-Active Hyperlinks

The inclusion of any website address in this Form 8-K, and any exhibit thereto, is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, such website is not part of or incorporated into this Form 8-K.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K and the press release attached, regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). These include, but are not limited to, statements relating to exploring strategic alternatives, to the extent that that the Company has the financial means to do so, that may include sale of assets of the Company, a sale of the Company, a merger or other strategic action, including bankruptcy, the timing of such strategic alternatives and the value to shareholders resulting therefrom, including, but not limited to the fact that shareholders may receive no value in a bankruptcy and may have their equity cancelled, considering the Company’s significant outstanding debt; projections and estimates of the Company’s corporate strategies, future operations and plans, including the costs thereof; and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future; the ability of the Company to obtain additional funding, the terms of such funding and potential dilution caused thereby; the continuing effect of changes in interest rates and inflation on the Company’s operations, sales, and market for its products; deterioration of the global economic environment; rising interest rates and inflation and the Company’s ability to control costs, including employee wages and benefits and other operating expenses; the Company’s prior decision to cease purchasing new products and the resulting reduced revenues associated therewith; the Company’s history of losses; the Company’s ability to maintain current members and customers and grow members and customers; risks associated with the effect of global pandemics, and governmental responses thereto on the Company’s operations, those of the Company’s vendors, the Company’s customers and members and the economy in general; increased shipping costs due to inflation and other matters; disruptions at the Company’s warehouse facility and/or of its data or information services, the Company’s ability to locate warehouse and distribution facilities and the lease terms of any such facilities; issues affecting the Company’s shipping providers; disruptions to the internet; risks that effect the Company’s ability to successfully market products to key demographics; the effect of data security breaches, malicious code and/or hackers; increased competition and the Company’s ability to maintain and strengthen the Company’s brand name; the fact that the Company’s Chief Executive Officer has majority voting control over the Company; the Company’s ability to comply with the covenants of securities purchase agreements and termination rights associated therewith; the Company’s ability to prevent credit card and payment fraud; the risk of unauthorized access to confidential information; the Company’s ability to protect intellectual property and trade secrets, claims from third-parties that the Company has violated their intellectual property or trade secrets and potential lawsuits in connection therewith; the Company’s ability to comply with changing regulations and laws, penalties associated with any non-compliance (inadvertent or otherwise), the effect of new laws or regulations, and the Company’s ability to comply with such new laws or regulations; changes in tax rates; the Company’s reliance and retention of management; the outcome of future lawsuits, litigation, regulatory matters or claims; and others that are included from time to time in filings made by the Company with the Securities and Exchange Commission, many of which are beyond the control of the Company, including, but not limited to, in the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections in the Company’s Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the Securities and Exchange Commission, including, but not limited to its Annual Report on Form 10-K for the year ended December 30, 2023 and its Quarterly Report on Form 10-Q for the quarter ended September 28, 2024. These reports are available at www.sec.gov and on the Company’s website at https://investor.kidpik.com/sec-filings. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results and/or could cause their actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Except as required by law, the Company does not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in their expectations. If they update one or more forward-looking statements, no inference should be drawn that they will make additional updates with respect to those or other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2025

Kidpik Corp.

By:	/s/ Ezra Dabah
Name:	Ezra Dabah
Title:	Chief Executive Officer